Exhibit 3.6

By-Laws

of

TAL International Container Corporation

(A Delaware Corporation)

ARTICLE I

OFFICES

Section 1.01 Offices. The Corporation shall have its registered office in the State of Delaware, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors, or by the President with respect to meetings called by him.

Section 2.02 Annual Meeting. The annual meeting of stockholders shall be held on such date as may be determined by the Board of Directors. At such meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

Section 2.03 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the written request of stockholders owning a majority of the shares of the Corporation then outstanding and entitled to vote.

Section 2.04 Notice of Meetings. Written notice of the annual meeting or any special meeting of stock shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting, except as otherwise required by statute, and shall state the time and place and, in the case of a special meeting, the purpose or purposes of the meeting. Notice need not be given, however, to any stockholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or by proxy without objecting to the transaction of business.

Section 2.05 Quorum. At all meetings of stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

Section 2.06 Voting. (a) At all meetings of stockholders, each stockholder having the right to vote thereat may vote in person or by proxy, and, unless otherwise provided in the Certificate of Incorporation or in any resolution providing for the issuance of any class or series of stock adopted by the Board of Directors pursuant to authority vested in the Board by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name. Election of directors shall be by written ballot.

(b) When a quorum is once present at any meeting of stockholders, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of directors, who shall be elected by a plurality of the votes cast, or unless the question or action is one upon which a different vote is required by express provision of statute, the Certificate of Incorporation or these By-Laws or an agreement among stockholders, in which case such provision shall govern the vote on the decision of such question or action.

Section 2.07 Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the President if a quorum of stockholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if such adjournment is for more than thirty days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

Section 2.08 Action by Written Consent of Stockholders. Any action of the stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote if a consent in writing setting forth the action thereby taken is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any stockholders entitled to vote who have not so consented in writing.

Section 2.09 Stockholders of Record. (a) The stockholders from time to time entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall be the stockholders of record as of the close of business on a date fixed by the Board of Directors as the record date for any such purpose. Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not, with respect to stockholder meetings, be more than sixty days nor less than ten days before the date of such meeting, or, with respect to stockholder consents, more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(b) If the Board of Directors does not fix a record date, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived as provided herein, on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is necessary, shall be the close of business on the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

ARTICLE III

DIRECTORS

Section 3.01 Board of Directors. The management of the affairs, property and business of the Corporation shall be vested in a Board of Directors, the members of which need not be stockholders. In addition to the power and authority expressly conferred upon it by these By- Laws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation and as are not by statute or by the Certificate of Incorporation or these By-Laws required to be taken or done by the stockholders.

Section 3.02 Number. The number of directors shall be as fixed from time to time by the Board of Directors.

Section 3.03 Election and Term of Directors. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of such term and until his successor, if any, has been elected and qualified, or until his earlier resignation or removal.

Section 3.04 Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held promptly after the annual meeting of stockholders, and regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for the annual or any regular meeting of the Board of Directors.

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by the President, by an officer of the corporation who is also a director or by any two directors, upon one day’s notice to each director either personally or by mail, telephone, telecopier or telegraph, and if by telephone, telecopier or telegraph confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.

Section 3.06 Place of Meetings. (a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine or as shall be set forth in any notice of such meeting.

(b) Any meeting of the Board of Directors may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 3.07 Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 3.08 Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. The total number of directors means the number of directors the Corporation would have if there were no vacancies.

Section 3.09 Action of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote is required by express provision of statute, the Certificate of Incorporation or these By-Laws, in which case such provision shall govern the vote on the decision of such question or action. Each director present shall have one vote.

Section 3.10 Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11 Resignation. A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary.

Section 3.12 Removal of Directors. Any or all of the directors may be removed with or without cause by the stockholders.

Section 3.13 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum. Vacancies occurring by reason of the removal of directors without cause shall be filled by a vote of the stockholders. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until the next annual meeting of stockholders, and until his successor, if any, has been elected and qualified.

Section 3.14 Chairman. At all meetings of the Board of Directors the Chairman of the Board or, if one has not been elected or appointed or in his absence, a chairman chosen by the directors present at such meeting, shall preside.

Section 3.15 Committees Appointed by the Board of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors or by written consent of all of the directors, designate one or more committees, each committee to consist of one or more of the directors. The Board may also designate one or more directors as alternate members of any committee who may replace any absent or disqualified committee member at any committee meeting. Any such committee, to the extent provided in the resolution, except as restricted by law, shall have and may exercise the powers of the Board of Directors in the management of the affairs, business and property of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.16 Compensation. No compensation shall be paid to directors, as such, for their services, but the Board of Directors may authorize payment of an annual retainer and/or fixed sum and expenses for attendance at each annual, regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01 Offices, Election and Term. (a) At its annual meeting the Board of Directors shall elect or appoint a President and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of offices may be held by the same person.

(b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until the annual meeting of the Board of Directors next following his election or appointment and until his successor, if any, has been elected or appointed and qualified, or until his earlier resignation or removal.

(c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

(d) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02 Powers and Duties. The officers, agents and employees of the corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

Section 4.03 Sureties and Bonds. If the Board of Directors shall so require, any officer, agent or employee of the Corporation shall furnish to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 5.01 Certificates. Unless otherwise provided pursuant to the General Corporation Law of the State of Delaware, the shares of stock of the Corporation shall be represented by certificates, as provided by the General Corporation Law of the State of Delaware. They shall be numbered and entered in the books of the Corporation as they are issued.

Section 5.02 Lost or Destroyed Certificates. The Board of Directors may in its discretion authorize the issuance of a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. As a condition of such issuance, the Board of Directors may require, either generally or in each case, the record holder of such certificates, or his legal representative, to furnish an affidavit setting forth the facts of such alleged loss, theft or destruction, together with proof of advertisement of the alleged loss, theft or destruction, and a bond with such surety and in such form and amount as the Board may specify indemnifying the Corporation, any transfer agent and registrar against any claim against any of them relating to such lost, stolen or destroyed certificates.

Section 5.03 Transfer of Shares. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these By-Laws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation.

(b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.01 Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. The Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was acting in such person’s official capacity as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 6.02 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was acting in such person’s official capacity as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation.

Section 6.03 Indemnification for Expenses. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A and B of this Article VI, or in defense of any claim, issue or matter therein, the Corporation shall have the power to indemnify to the fullest extent permitted by law in effect today as at any time in the future such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.04 Payment of Expenses in Advance of Final Disposition. Expenses (including attorney’s fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.05 Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6.06 Purchase of Insurance by the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VI.

Section 6.07 Constituent Corporations. For purposes of this Article VI, references to the Corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.08 Interpretation. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section 6.09. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Corporate Seal. The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words, “Corporate Seal, Delaware”. The seal of the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile, engraved, printed or otherwise reproduced.

Section 7.02 Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, and, if desired, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

Section 8.01 Amendments. These By-Laws may be altered, amended or repealed from time to time by the stockholders or by the Board of Directors without the assent or vote of the stockholders.

ARTICLE IX

STOCKHOLDERS AGREEMENT

Section 9.01 Stockholders Agreement. Should the Corporation at any time, or from time to time, be party to a stockholders agreement (a “Stockholders Agreement”), then notwithstanding anything to the contrary contained in these By-Laws, in the event of any conflict between any provision of such Stockholders Agreement and any provision of these By-Laws, such conflicting provision of the Stockholders Agreement shall be incorporated herein as a By-Law and shall control.